UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/07/2006

TRIMERIS INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On September 7, 2006, Trimeris Inc. (the "Company") entered into an agreement (the "Third Amendment") with its development partner, F. Hoffman La-Roche Ltd ("Roche") that amends the terms of the existing research agreement between the parties (the "Research Agreement"). The Third Amendment extends the term of the Research Term (as defined in the Research Agreement) by an additional two years, from January 1, 2007 through December 31, 2008. The Third Amendment covers the research, development and commercialization of the companies' Next Generation Fusion Inhibitor ("NGFI") peptides. Research, development and commercialization costs for the NGFI program will continue to be split equally, as will any profits from the worldwide sale of products covered under the Third Amendment.

In addition, pursuant to the Third Amendment, the Company has the option to participate in the development and commercialization of any Penzberg Peptide (as defined in the Third Amendment) that is accepted to development by Roche. In order to exercise its option the Company must pay Roche a one-time, lump sum payment of $4,500,000.

The Third Amendment also contains provisions addressing any discontinuation in the development of both TRI-999 and TRI-1144 by Roche. In the event that development of both TRI-999 and TRI-1144 is discontinued by Roche, then all "Trimeris Proprietary Rights" (as defined in the Development and License Agreement between Roche and Trimeris dated July 1, 1999) revert back to the Company. However, Roche would retain an exclusive license to the Trimeris Proprietary Rights to make, use, offer for sale, import and sell T-20 (i.e., FUZEON).

The Third Amendment is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference as if full set forth herein. The foregoing description of the Third Amendment is qualified in its entirety by reference to such Exhibit 99.1

Item 8.01.    Other Events

On September 7, 2006, Trimeris Inc. (the "Company") issued a press release announcing that the Company has entered into an agreement (the "Third Amendment") with its development partner, F. Hoffman La-Roche Ltd ("Roche") that amends the terms of the existing research agreement between the parties (the "Research Agreement"). The Third Amendment extends the term of the Research Term (as defined in the Research Agreement) by an additional two years, from January 1, 2007 through December 31, 2008. The Third Amendment covers the research, development and commercialization of the companies' Next Generation Fusion Inhibitor ("NGFI") peptides. Research, development and commercialization costs for the NGFI program will continue to be split equally, as will any profits from the worldwide sale of products covered under the Third Amendment.

In addition, the press release also updated the status of development work currently being performed under the Research Agreement. Based upon recently completed preclinical studies, TRI-1144 has met the criteria established by Trimeris and Roche for further development and is being advanced as the lead preclinical NGFI candidate. TRI-999 did not satisfy these criteria and will not be further developed.

The press release is attached in its entirety as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1* - Third Amendment to Research Agreement and Accord.

Exhibit 99.2 - Press release dated September 7, 2006.

*Confidential treatment has been requested as to certain portions of the exhbit. Such portions have been omitted and filed separately with the Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS INC

Date: September 07, 2006	By:	/s/ Steven D. Skolsky
Steven D. Skolsky
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Third Amendment to Research Agreement and Accord.
EX-99.2	Press release dated August 7, 2006.